CERTIFICATION OF

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER



         Pursuant to 18 U.S.C. Sec.1350, the undersigned, Derek L. Caldwell, who is the President and Chief Executive Officer of Lincoln International Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 2006, (the "Report") fully complies with the requirements of Sec.13(a) or Sec.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                  /s/ Derek L. Caldwell
                                                  -----------------------------
                                                  Name:  Derek L. Caldwell
                                                 Title:  President and Chief
                                                         Executive Officer
                                                  Date:  March 09, 2006